Exhibit 10.111

                                 AQUAGENIX, INC.
                                 AMENDMENT NO. 4
                12.50% Senior Secured Notes due October 31, 2003

         AMENDMENT NO. 4 (this "Amendment"), dated as of March 31, 1998, by and among AQUAGENIX, INC. (the "Company"), a Delaware corporation and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (the "Noteholder").

1. PRELIMINARY STATEMENT

         1.1 The Company entered into an Amended and Restated Senior Secured Note and Warrant Purchase Agreement (the "Original Note Purchase Agreement," as in effect immediately prior to the date hereof, the "Existing Note Purchase Agreement" and as amended hereby, the "Amended Note Purchase Agreement"), dated as of December 15, 1995, with the Noteholder, pursuant to which the Company issued and sold to the Noteholder $5,000,000 in principal amount of the Company's 12.50% Senior Secured Notes due October 31, 2003 (as in effect immediately prior to the date hereof, the "Original Notes" and as amended hereby, the "Amended Notes").

         1.2 The Company has requested further amendment to Sections 7.4 and 7.5 of the Existing Note Purchase Agreement and the Original Notes.

         1.3 Capitalized terms used herein and not defined herein have the meanings specified by the Existing Note Purchase Agreement.

2. AMENDMENTS

         2.1 Amendments to the Existing Notes Purchase Agreement.

         Subject to Section 4.7 hereof, the Existing Note Purchase Agreement is hereby amended as follows:

             (a) Interest Expense Coverage Ratio (Section 7.4 of the Note Purchase Agreement)

             The requirement in Section 7.4 of the Existing Note Purchase Agreement that the Company maintain a minimum Interest Expense Coverage Ratio is hereby suspended during the period July 1, 1997 through March 31, 1999.

             (b) Minimum Consolidated Net Worth (Section 7.5 of the Note Purchase Agreement)

             Section 7.5 of the Existing Note Purchase Agreement is hereby amended to permit Consolidated Net Worth for the period from and including January 1, 1997 to and including March 31, 1999, calculated at the end of each fiscal period of the Company set forth in the chart below, to be not less than the amount set forth opposite such period:


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   Fiscal Quarter Ending                                    Amount
   =====================                                  ==========
      March 31, 1997                                      $4,000,000
   ---------------------                                  ----------
       June 30, 1997                                      $4,000,000
   ---------------------                                  ----------
    September 30, 1997                                    $4,000,000
   ---------------------                                  ----------
     December 31, 1997                                    $4,000,000
   ---------------------                                  ----------
     December 31, 1998                                    $1,500,000
   ---------------------                                  ----------
      March 31, 1999                                      $1,500,000
   =====================                                  ==========

There shall be no minimum Consolidated Net Worth requirement for each of the fiscal quarters ending March 31, 1998, June 30, 1998 and September 30, 1998.

         2.2 Amendments to the Original Notes.

             (a) The first paragraph of the Original Notes is hereby amended as follows:

             "AQUAGENIX, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, for value received, hereby promises to pay to THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES or registered assigns the principal sum of FIVE MILLION DOLLARS ($5,000,000) on October 31, 2003 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of twelve and one-half percent (12.50%) per annum, payable (i) quarterly on the last day of each January, April, July and October in each year, commencing on January 31, 1996 and ending on April 30, 1998 and (ii) monthly on the last day of each month commencing May 31, 1998, until the principal amount hereof shall be due and payable; and to pay on demand interest on any overdue principal (including any overdue payment of principal) and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) fourteen and one-half percent (14.50%) per annum."

             (b) All Original Notes outstanding as of the date hereof, without any further action being required on the part of the Company or the Noteholder (or on the part of any other Person), are deemed to be conformed to the form of Amended Note as set forth in Section 2.2(a) hereof. The outstanding Amended Notes shall be and are entitled to all the rights and benefits provided therefor in the Amended Note Purchase Agreement.

3. WARRANTIES AND REPRESENTATIONS

         To induce the Noteholder to enter into this Amendment, the Company warrants and represents to the Noteholder that as of the date hereof the representations set forth in this Section 3 are true and correct in all material respects.



AQUAGENIX, INC.                        2                         AMENDMENT N0. 4


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         3.1 Authorization, Execution and Enforceability.

         The execution and delivery of this Amendment by the Company and the Subsidiaries set forth below has been duly authorized by all necessary action on the part of the Company and such Subsidiaries. The Amended Note Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

         3.2 Existence of Defaults.

         After giving effect to this Amendment, no Default or Event of Default will exist under the Amended Note Purchase Agreement or any other agreement of the Company evidencing or governing Debt.

3.3 Governmental Consent.

         Neither the execution and delivery by the Company of this Amendment nor the performance by the Company of its obligations under the Amended Note Purchase Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition thereto.

4. MISCELLANEOUS

         4.1 Scope of Amendment.

         Except as expressly provided herein,

             (a) no other terms and provisions of the Existing Note Purchase Agreement or the Original Notes are modified or changed by this Amendment,

             (b) the Interest Expense Coverage Ratio and the Consolidated Net Worth requirements set forth in Section 7.4 and Section 7.5 of the Original Note Purchase Agreement, for the periods other than those set forth in Section 2.1(a) and Section 2.1(b) hereof, shall remain as set forth in the Original Note Purchase Agreement, and

             (c) the terms and provisions of the Existing Note Purchase Agreement and the Original Notes shall continue in full force and effect.

The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Amended Note Purchase Agreement, the Amended Notes and all agreements related thereto. This Amendment is not a limitation on the ability of the Noteholder to exercise any of its rights and remedies due to any Default or Event or Default under the Amended Note Purchase Agreement.

         4.2 Payment of Consent Fee.

         In the event that the Company has failed to comply with the Interest Expense Coverage Ratio and the Consolidated Net Worth requirements set forth in Sections 7.4 and 7.5, respectively, of the Original Note Purchase Agreement for the most recently ended fiscal quarter prior to such date, the Company hereby agrees to pay to the Noteholder by wire transfer of


AQUAGENIX, INC.                        3                         AMENDMENT N0. 4

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immediately available funds as directed by the Noteholder on Schedule 4.2 hereto
(i) a quarterly consent fee equal to one quarter of one percent (0.25%) of the outstanding principal balance of the Amended Notes as of the final day of the most recently ended fiscal quarter prior to the due date of such payment (the "Quarterly Consent Fee"), such Quarterly Consent Fee, if any, shall be due on or before January 31, 1998 and April 30, 1998 and (ii) a monthly consent fee equal to Five Thousand Dollars ($5,000) (the "Monthly Consent Fee" and together with the Quarterly Consent Fee, the "Consent Fees"), such Monthly Consent Fee, if any, shall be due on the last day of each month beginning May 31, 1998 through and including March 31, 1999. Failure of the Company to pay the Consent Fees when due shall result in an Event of Default under Section 9.1(b) of the Existing Note Purchase Agreement.

         4.3 References to Note Purchase Agreements.

         Upon the effectiveness of this Amendment, each reference to the "Note Purchase Agreement" and the "Notes" in the Amended Note Purchase Agreement and each agreement or document referring thereto shall mean and be a reference to the Amended Note Purchase Agreement and the Amended Notes.

         4.4 Successors Bound.

         This Amendment shall inure to the benefit of, be enforceable by, and be binding upon the successors and assigns of each of the parties hereto, including, without limitation, subsequent holders of the Amended Notes.

         4.5 Governing Law.

         This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, but excluding all other choice-of-law and conflicts-of-law rules.

         4.6 Final Written Expression.

         This Amendment may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings or agreements of the parties, written or oral, expressed or implied, other than a writing which expressly amends or supersedes this Amendment or the Amended Note Purchase Agreement, and there are no unwritten oral understandings or agreements between the parties concerning the subject matter of this Amendment.

         4.7 Effectiveness.

         This Amendment may be executed in one or more counterparts and each set of counterparts which, collectively, show execution by the Company, each of the Subsidiaries and the Noteholder shall constitute one duplicate original. This Amendment shall be deemed to have become effective on the date hereof, upon

             (a) the execution of a counterpart hereof by the Company, each of the Subsidiaries and the Noteholder, and


AQUAGENIX, INC.                        4                         AMENDMENT N0. 4

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             (b) the delivery of such counterparts to special counsel for the
Noteholder, William E. Kelly, Esq., Hebb & Gitlin, One State Street, Hartford, CT 06104, Fax: (860) 278-8968, (regardless of whether any or all of such executions and deliveries occur before or after the date hereof).








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AQUAGENIX, INC.                        5                         AMENDMENT N0. 4


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         IN WITNESS WHEREOF, this Amendment No. 4 has been duly executed as of the date first written above.

                                     AQUAGENIX, INC.

                                     By /s/ Andrew Chesler
                                        ------------------
                                     Name: Andrew Chesler
                                     Title: Chairman and Chief Executive Officer

THE EQUITABLE LIFE ASSURANCE SOCIETY
        OF THE UNITED STATES

By /s/ William Gobbo, Jr.
-------------------------
Name: William Gobbo, Jr.
Title: Investment Officer

         Aquagenix Land-Water Technologies, Inc. (f/k/a Environmental Waterway Management, Inc.), Florida Underground Petroleum Tank Contractors, Inc. and AmerAquatic, Inc. (f/k/a Haas Environmental Services, Inc.) each consent to the foregoing amendments and reaffirm their respective obligations under the Subsidiary Guaranties and the Subsidiary Security Agreements.

                                     AQUAGENIX LAND-WATER
                                     TECHNOLOGIES, INC. (f/k/a Environmental
                                     Waterway Management, Inc.)

                                     By /s/ Andrew Chesler
                                        ------------------
                                     Name: Andrew Chesler
                                     Title: Chairman

                                     FLORIDA UNDERGROUND PETROLEUM
                                     TANK CONTRACTORS, INC.

                                     By /s/ Andrew Chesler
                                        ------------------
                                     Name: Andrew Chesler
                                     Title: President

                                     AMERAQUATIC, INC. (f/k/a Haas
                                     Environmental Services, Inc.)

                                     By /s/ Andrew Chesler
                                        ------------------
                                     Name: Andrew Chesler
                                     Title: President



AQUAGENIX, INC.                         6                        AMENDMENT N0. 4

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                                  Schedule 4.2

Citibank, N.A.
399 Park Avenue
New York, NY 10021

ABA # 021-000089

Credit:    Alliance Corporate Finance Group Inc.
Account #: 3026-3303
Reference: Aquagenix, Inc. Consent Fee





AQUAGENIX, INC.                  Schedule 4.2-1                  AMENDMENT N0. 4